Exhibit 99.1

BioLife Solutions Announces Third Quarter 2021 Financial Results

Total revenue up 200% over Q3 2020; organic revenue up 37% over Q3 2020 driven by 49% growth in media revenue

Raises full-year 2021 revenue guidance to $115 to $119 million, reflecting strong demand for proprietary biopreservation media products

Conference call begins at 4:30 p.m. Eastern time today

BOTHELL, Wash. (November 11, 2021) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of class-defining bioproduction products and services for cell and gene therapies and the broader biopharma market, today announced financial results for the three and nine months ended September 30, 2021.

Mike Rice, Chairman and CEO, commented, “Demand for our proprietary biopreservation media products continued to accelerate in Q3, with nearly 50% year over year growth and 14% sequential growth. We estimate that our media products have been incorporated into at least 530 customer clinical applications, most of these being cell and gene therapy clinical trials. We remain confident in achieving our financial performance goals of $250 million in revenue and adjusted EBITDA of 30+% within the next three to four years.”

Third Quarter 2021 and Recent Operating Highlights

●	Completed the acquisition of Sexton Biotechnologies, Inc., which became a wholly owned subsidiary on September 1, 2021.

●

Gained at least 230 new customers including 30 using biopreservation media, 6 using ThawSTAR® systems, 11 using evo® cold chain management services, 16 using CBS freezers and accessories, 140 using Stirling freezers and accessories, 15 using SciSafe® biologic storage services and 12 now using Sexton cell processing products. We believe the actual number of new customers to be significantly higher, considering the breadth of our global distributor network.

●

Processed 20 new U.S. FDA Drug Master File cross-reference requests, indicating the planned use of CryoStor® or HypoThermosol® in pending cell and gene therapy clinical trials. To date, our biopreservation media products have been used in more than 530 custom clinical applications and are embedded in the manufacturing process of seven approved cell or gene therapies. We estimate potential annual media revenue per customer application to range from $500,000 to $2,000,000 if regulatory approvals are received.

Third Quarter 2021 Financial Highlights

BioLife Solutions is presenting various financial metrics under U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted (non-GAAP). A reconciliation of GAAP to non-GAAP metrics appears at the end of this news release.

REVENUE

●	Total revenue for the third quarter of 2021 was $33.8 million, an increase of 200% from $11.3 million for the third quarter of 2020 and organic revenue growth was up 37%.
o	Cell processing platform revenue was $11.5 million, up 55% over the third quarter of 2020.
o	Freezers and Thaw Systems platform revenue was $17.6 million, up $14.2 million over the same period in 2020.
o	Storage and Cold Chain Services platform revenue was $4.7 million, up $4.2 million over the same period in 2020.

●	Total revenue for the nine months ended September 30, 2021 was $81.9 million, an increase of 145% from $33.4 million for the nine months ended September 30, 2020 and organic revenue growth was up 34%.
o	Cell processing platform revenue was $30.1 million, up 32% over the same period in 2020.
o	Freezers and Thaw Systems platform revenue was $40.0 million, up $30.8 million over the same period in 2020.
o	Storage and Cold Chain Services platform revenue was $11.7 million, up $10.3 million over the same period in 2020.

GROSS MARGIN

●

Gross margin (GAAP) for the third quarter of 2021 was 25% compared with 52% for the third quarter of 2020. Adjusted gross margin (non-GAAP) for the third quarter of 2021 was 28% compared with 57% for the third quarter of 2020. The decline in gross margin resulted from charges of $4.3 million, or 13% of total revenue, related to increased warranty expense, supply chain surcharges, and scrap associated with the Stirling ULT freezers. Excluding the $4.3 million of charges, adjusted gross margin was approximately 40%.

●

While posting this outstanding topline performance, we experienced some operational issues related to the Stirling ULT products. Our operations team, now led by Rod de Greef in his new role as President and Chief Operating Officer, is focused on more robust supply chain management, while our quality team is implementing new quality assurance initiatives for our ULT freezer products; both of which will improve gross margin in future periods.

●

Gross margin (GAAP) for the nine months ended September 30, 2021 was 36% compared with 53% for the nine months ended September 30, 2020. Adjusted gross margin (non-GAAP) for the nine months ended September 30, 2021 was 39% compared with 60% for the nine months ended September 30, 2020. Gross margin for the nine months was also negatively impacted by the Stirling ULT freezer issues cited above.

OPERATING EXPENSE

●

Operating expense (GAAP) for the third quarter of 2021 was $45.0 million compared with $12.5 million for the third quarter of 2020. Adjusted operating expense (non-GAAP) for the third quarter of 2021 was $17.4 million compared with $6.8 million for the third quarter 2020.

●

Operating expense (GAAP) for the nine months ended September 30, 2021 was $98.5 million compared with $34.2 million for the nine months ended September 30, 2020. Adjusted operating expense (non-GAAP) for the nine months ended September 30, 2021 was $39.5 million compared with $19.3 million for the nine months ended September 30, 2020.

●	The increase in operating expense was primarily due to the acquisitions of Stirling, SciSafe, and Sexton and higher personnel costs, including non-cash stock compensation expense.

OPERATING INCOME/(LOSS)

●

Operating loss (GAAP) for the third quarter of 2021 was $11.2 million compared with $1.2 million for the third quarter of 2020. Adjusted operating loss (non-GAAP) for the third quarter of 2021 was $8.1 million compared with $359,000 for the third quarter of 2020.

●

Operating loss (GAAP) for the nine months ended September 30, 2021 was $16.7 million compared with $832,000 for the nine months ended September 30, 2020. Adjusted operating loss (non-GAAP) for the nine months ended September 30, 2021 was $7.5 million compared with adjusted operating income of $547,000 for the nine months ended September 30, 2020.

NET INCOME/(LOSS)

●

Net income (GAAP) for the third quarter of 2021 was $79,000 compared with net loss of $1.1 million for the third quarter of 2020. Adjusted net loss (non-GAAP) for the third quarter of 2021 was $8.3 million compared with adjusted net loss of $346,000 for the third quarter of 2020.

●

Net income (GAAP) for the nine months ended September 30, 2021 was $6.8 million compared with $4.8 million for the nine months ended September 30, 2020. Adjusted net loss (non-GAAP) for the nine months ended September 30, 2021 was $7.8 million compared with adjusted net income of $606,000 for the nine months ended September 30, 2020.

EARNINGS/(LOSS) PER SHARE

●

Earnings per diluted share (GAAP) for the third quarter of 2021 was $0.00 compared with loss per share of $0.04 for the third quarter of 2020. Adjusted loss per share (non-GAAP) for the third quarter of 2021 was $0.19 compared with adjusted loss per share of $0.02 for the third quarter of 2020.

●

Earnings per diluted share (GAAP) for the nine months ended September 30, 2021 was $0.17 compared with $0.01 for the nine months ended September 30, 2020. Adjusted loss per share (non-GAAP) for the nine months ended September 30, 2021 was $0.20 compared with adjusted earnings per diluted share of $0.03 for the nine months ended September 30, 2020.

ADJUSTED EBITDA

●	Adjusted EBITDA, a non-GAAP measure, for the third quarter of 2021 was negative $2.1 million compared with positive $1.7 million for the third quarter of 2020.

●	Adjusted EBITDA, a non-GAAP measure, for the nine months ended September 30, 2021 was positive $4.4 million compared with positive $5.8 million for the nine months ended September 30, 2020.

CASH

●	Cash, cash equivalents and restricted cash as of September 30, 2021 were $75.2 million.

Troy Wichterman, Chief Financial Officer, remarked, “In the quarter, we significantly increased revenue from our high margin biopreservation media products. We believe that our focus on reducing the cost variances and warranty expense associated with our Stirling ULT products will positively impact gross margin and that we will continue to show improvement in gross margin over the next several quarters.”

2021 Revenue Guidance

BioLife today updated 2021 revenue guidance, which is based on current expectations for its existing business.

Total revenue for 2021 is now expected to range from $115 million to $119 million up from previous guidance of $108 million to $117 million, reflecting year-over-year growth of 139% to 147%.

Total revenue expectations for 2021 include the following contributions:

●	Cell processing platform; $42 million to $43 million, an increase of 36% to 39% over the prior year.
●	Freezers and Thaw Systems platform; $57 million to $59 million, an increase of 321% to 335% over the prior year.
●	Storage and Cold Chain Services platform; $16 million to $17 million, an increase of 345% to 373% over the prior year.

Conference Call & Webcast

Management will discuss the Company's financial results and provide a general business update on a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at http://www.biolifesolutions.com/earnings. Alternatively, you may access the live conference call by dialing 1 (844) 825-0512 or 1 (315) 625-6880 and use Conference ID 7075159. A webcast replay will be available approximately two hours after the call and will be archived on http://www.biolifesolutions.com/ for 90 days.

About BioLife Solutions

BioLife Solutions is a leading supplier of cell and gene therapy bioproduction products and services. Our portfolio includes our proprietary CryoStor® freeze media and HypoThermosol® shipping and storage media, ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system, Custom Biogenic Systems® high-capacity storage freezers, SciSafe biologic materials storage, Stirling Ultracold ULT freezers, and, upon closing of our acquisition of Sexton, Sexton cell processing tools. For more information, please visit www.biolifesolutions.com, www.scisafe.com, www.stirlingultracold.com and www.sextonbio.com and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the company following the completion of its recent acquisitions and giving effect to the COVID-19 pandemic, the company's ability to implement its business strategy and anticipated business and operations, in particular following its acquisitions of Stirling Ultracold and Sexton Biotechnologies, the expected synergies between the company, Stirling Ultracold, and Sexton Biotechnologies, the company’s ability to realize all or any of the anticipated benefits associated with its recent acquisitions, the potential utility of and market for the company's products and services and the company’s ability to cross sell its products and services, including its recently acquired products, guidance for financial results for 2021 and beyond, including regarding Stirling Ultracold and Sexton Biotechnologies revenue, and potential revenue growth and changes in gross margin, adjusted gross margin and adjusted EBITDA, and potential market expansion, including with consideration to our recent acquisitions and giving effect to the COVID-19 pandemic, the company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, unexpected costs, charges or expenses resulting from the acquisition of Stirling Ultracold and Sexton Biotechnologies (or from the company’s 2019 and 2020 acquisitions), market adoption of the company’s products (including the company’s recently acquired products including the products of Stirling Ultracold and Sexton Biotechnologies), the ability of the Stirling Ultracold and Sexton Biotechnologies acquisition (or the company’s 2019 and 2020 acquisitions) to be accretive on the company’s financial results, the ability of the company to continue to implement its business strategy, uncertainty regarding third-party market projections, market volatility, competition, litigation, the impact of the COVID-19 pandemic, and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), adjusted earnings per diluted share (EPS), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Media & Investor Relations
At the Company Roderick de Greef President and Chief Operating Officer
(425) 686-6002
rdegreef@biolifesolutions.com

Investors

LHA Investor Relations

Jody Cain

(310) 691-7100

jcain@lhai.com

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share and share data)	2021	2020	2021	2020

Product revenue	$29,201	$10,804	$70,445	$32,020
Service revenue	2,250	-	6,417	-
Rental revenue	2,349	475	4,989	1,341
Total revenue	33,800	11,279	81,851	33,361
Costs and operating expenses:
Cost of product, rental, and service revenue (exclusive of intangible assets amortization)	24,864	4,826	50,968	13,893
Research and development	3,219	1,725	8,250	4,865
Sales and marketing	4,065	1,588	9,228	4,530
General and administrative	10,081	3,503	22,058	9,916
Intangible asset amortization	2,525	706	5,340	2,100
Acquisition costs	345	179	1,616	417
Change in fair value of contingent consideration	(140)	(2)	1,086	(1,528)
Total operating expenses	44,959	12,525	98,546	34,193
Operating loss	(11,159)	(1,246)	(16,695)	(832)

Other income (expense), net
Change in fair value of warrant liability	-	(1,005)	(121)	4,467
Change in fair value of investments	-	1,110	-	1,110
Interest (expense) income, net	(194)	13	(331)	59
Other expense	(7)	(5)	(7)	(9)
Gain on acquisition of Sexton Biotechnologies, Inc.	6,451	-	6,451	-
Total other income	6,250	113	5,992	5,627

(Loss) income before income tax benefit	(4,909)	(1,133)	(10,703)	4,795
Income tax benefit	4,988	-	17,540	-
Net income (loss)	$79	$(1,133)	$6,837	$4,795

Earnings (loss) attributable to common shareholders
Basic	$0.00	$(0.04)	$0.18	$0.17
Diluted	$0.00	$(0.04)	$0.17	$0.01
Weighted average shares used to compute earnings (loss) per share attributable to common shareholders:
Basic	40,940,880	31,639,420	37,437,900	25,418,375
Diluted	43,325,549	31,639,420	39,987,599	29,412,538

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2021	2020	2021	2020

NET INCOME/(LOSS)	$79	$(1,133)	$6,837	$4,795
Other comprehensive loss	(166)	-	(163)	-
COMPREHENSIVE INCOME/(LOSS)	$(87)	$(1,133)	$6,674	$4,795

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(Unaudited, amounts in thousands)

	September 30,	December 31,
(In thousands)	2021	2020
Cash, cash equivalents and restricted cash	$75,151	$90,456
Accounts receivable, net	20,232	8,006
Inventories	29,696	11,602
Total current assets	130,505	114,712
Total assets	559,391	234,829

Accounts Payable	14,296	3,672
Total current liabilities	35,793	15,573
Total liabilities	70,132	29,583
Total shareholders' equity	$489,259	$205,246

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

(Unaudited, amounts in thousands)

	Nine Months Ended
	September 30,
(In thousands)	2021	2020
Net cash (used in) provided by operating activities	$(3,819)	$4,388
Net cash used in investing activities	(10,650)	(2,658)
Net cash (used in) provided by financing activities	(673)	100,806
Effects of currency translation	(163)	-
Net increase (decrease) in cash, cash equivalents and restricted stock	$(15,305)	$102,536

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP (ADJUSTED) GROSS PROFIT

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2021	2020	2021	2020
GAAP GROSS PROFIT	$8,301	$5,867	$29,075	$17,727
GAAP GROSS MARGIN	25%	52%	36%	53%

ADJUSTMENTS TO GROSS PROFIT:
Inventory step-up	365	4	1,130	390
Intangible asset amortization	635	586	1,808	1,741
ADJUSTED GROSS PROFIT	$9,301	$6,457	$32,013	$19,858
ADJUSTED GROSS MARGIN	28%	57%	39%	60%

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP (ADJUSTED) OPERATING EXPENSES

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2021	2020	2021	2020
GAAP OPERATING EXPENSES	$44,959	$12,525	$98,546	$34,193

ADJUSTMENTS TO OPERATING EXPENSES:
Cost of product, rental, and service revenue	(24,864)	(4,826)	(50,968)	(13,893)
Acquisition costs	(345)	(179)	(1,616)	(417)
Intangible asset amortization	(2,525)	(706)	(5,340)	(2,100)
Loss on disposal of assets	(7)	-	(24)	-
Change in fair value of contingent consideration	140	2	(1,086)	1,528
ADJUSTED OPERATING EXPENSES	$17,358	$6,816	$39,512	$19,311

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP (ADJUSTED) OPERATING INCOME (LOSS)

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2021	2020	2021	2020
GAAP OPERATING INCOME/(LOSS)	$(11,159)	$(1,246)	$(16,695)	$(832)

ADJUSTMENTS TO OPERATING INCOME/(LOSS):
Inventory step-up	365	4	1,130	390
Acquisition costs	345	179	1,616	417
Intangible asset amortization	2,525	706	5,340	2,100
Loss on disposal of assets	7	-	24	-
Change in fair value of contingent consideration	(140)	(2)	1,086	(1,528)
ADJUSTED OPERATING INCOME/(LOSS)	$(8,057)	$(359)	$(7,499)	$547

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP (ADJUSTED) NET INCOME (LOSS)

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2021	2020	2021	2020
GAAP NET INCOME/(LOSS)	$79	$(1,133)	$6,837	$4,795

ADJUSTMENTS TO NET INCOME/(LOSS):
Inventory step-up	365	4	1,130	390
Acquisition costs	345	179	1,616	417
Intangible asset amortization	2,525	706	5,340	2,100
Loss on disposal of assets	7	5	24	9
Change in fair value of contingent consideration	(140)	(2)	1,086	(1,528)
Change in fair value of investments	-	(1,110)	-	(1,110)
Change in fair value of warrant liability	-	1,005	121	(4,467)
Gain on acquisition of Sexton Biotechnologies, Inc.	(6,451)	-	(6,451)	-
Income tax benefit	(4,988)	-	(17,540)	-
ADJUSTED NET INCOME/(LOSS)	$(8,258)	$(346)	$(7,837)	$606

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) PER DILUTED SHARE TO NON-GAAP (ADJUSTED) NET INCOME (LOSS) PER DILUTED SHARE

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
GAAP NET INCOME/(LOSS) PER SHARE - DILUTED	$0.00	$(0.04)	$0.17	$0.01

ADJUSTMENTS TO NET INCOME/(LOSS) PER SHARE - DILUTED:
Inventory step-up	0.01	-	0.03	0.02
Acquisition costs	0.01	0.01	0.04	0.02
Intangible asset amortization	0.06	0.02	0.13	0.08
Change in fair value of contingent consideration	-	-	0.03	(0.06)
Change in fair value of investments	-	(0.04)	-	(0.04)
Change in fair value of warrant liability	-	0.03	-	-
Gain on acquisition of Sexton Biotechnologies, Inc.	(0.15)	-	(0.16)	-
Income tax benefit	(0.12)	-	(0.44)	-
ADJUSTED NET INCOME/(LOSS) PER SHARE - DILUTED	$(0.19)	$(0.02)	$(0.20)	$0.03

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP (ADJUSTED) EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2021	2020	2021	2020
GAAP NET INCOME/(LOSS)	$79	$(1,133)	$6,837	$4,795

ADJUSTMENTS:
Interest expense/(income), net	194	(13)	331	(58)
Income tax benefit	(4,988)	-	(17,540)	-
Depreciation	1,101	481	2,996	1,454
Intangible asset amortization	2,525	706	5,340	2,100
EBITDA	$(1,089)	$41	$(2,036)	$8,291

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	4,868	1,560	8,892	3,818
Inventory step-up	365	4	1,130	390
Acquisition costs	345	179	1,616	417
Loss on disposal of assets	7	5	24	9
Change in fair value of contingent consideration	(140)	(2)	1,086	(1,528)
Change in fair value of investments	-	(1,110)	-	(1,110)
Change in fair value of warrant liability	-	1,005	121	(4,467)
Gain on acquisition of Sexton Biotechnologies, Inc.	(6,451)	-	(6,451)	-
ADJUSTED EBITDA	$(2,095)	$1,682	$4,382	$5,820

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